Exhibit 99.1

News For Immediate Release

Memorial Production Partners LP Announces Resignation of Directors

HOUSTON, March 4, 2016—The Board of Directors (the Board) of Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP (NASDAQ: MEMP), announced today that Scott Gieselman, Kenneth Hersh and Tony Weber have resigned as directors effective immediately. The resignations announced today are not related to any disagreement with MEMP’s operations, policies or practices.

The Board also announced the appointment of William J. (“Bill”) Scarff to serve as a director. There are currently no plans to fill the remaining vacated seats on the Board.

In connection with this announcement, Tony Weber commented, “NGP has played an integral role in MEMP’s development and success and was the guiding force behind MEMP’s initial public offering in 2011. We are pleased with the progress made at MEMP since its initial public offering and believe the Partnership has positioned itself strategically to withstand the current market environment. NGP continues to value MEMP’s strong management team and remains confident in its ability to manage the Partnership going forward. The resignations reflect the limited duration of private equity backed investments and is a natural occurrence in the life of a private equity firm.”

John Weinzierl, Chairman and CEO stated, “On behalf of the Board and the Partnership, I want to thank Messrs. Gieselman, Hersh and Weber for their years of service to MEMP. They have been invaluable resources to the Board, and the Partnership has benefited greatly from their professionalism, dedication and experience. NGP has provided strong support and valued input to the Partnership, and we are extremely proud of what we’ve accomplished together.” Mr. Weinzierl continued by stating, “We are pleased with the addition of Bill Scarff to the Board. He brings to the Board over 30 years of oil and gas industry experience, including starting and leading successful private energy companies, and has made significant contributions to the Partnership since he became President in January 2014. Bill’s extensive background and familiarity with the Partnership will be of great benefit to the Board.”

About Memorial Production Partners LP

Memorial Production Partners LP is a publicly traded partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. MEMP’s properties consist of mature, legacy oil and natural gas fields. MEMP is headquartered in Houston, Texas. For more information, visit www.memorialpp.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about MEMP’s future capital expenditures (including the amount and nature thereof), expectations regarding cash flows, distributions and distribution rates, and expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated financial and operating results of MEMP, including as to production, lease operating expenses, hedging activities, commodity price realizations, capital expenditure levels and other guidance included in this presentation. Terminology such as “will,” “may,” “should,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology often identify forward-looking statements. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause MEMP’s actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the following risks and uncertainties: the uncertainty inherent in the development and production of oil and natural gas and in estimating reserves; risks associated with drilling activities; potential difficulties in the marketing of, and volatility in the prices for, oil, natural gas and natural gas liquids; competition in the oil and natural gas industry; potential failure or shortages of, or increased costs for, drilling and production equipment and supply materials for production; risks related to acquisitions, including MEMP’s ability to integrate acquired properties; risks related to MEMP’s ability to generate sufficient cash flow to pay distributions, to make payments on its debt obligations and to execute its business plan; MEMP’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing MEMP’s indebtedness or otherwise; and the risk that MEMP’s hedging strategy may be ineffective or may reduce its income. Please read MEMP’s filings with the SEC, which are available on MEMP’s Investor Relations website at http://investor.memorialpp.com/sec.cfm or on the SEC’s website at

http://www.sec.gov, for a discussion of certain risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by these cautionary statements. MEMP has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact

Memorial Production Partners LP

Ronnetta Eaton - Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com